UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard Third Floor Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 20, 2012, ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”), with the University of Pittsburgh (Pitt) under which Pitt has licensed to the Company intellectual property surrounding EphA2, a tyrosine kinase receptor that is highly expressed by ovarian cancer and other advanced and metastatic malignancies. The License Agreement grants a world-wide exclusive license to the Pitt intellectual property for ovarian and pancreatic cancers; and a world-wide non-exclusive license to the Pitt intellectual property for brain cancer. Unless earlier terminated, the term of the license extends in each country until the expiration of the patent rights to the licensed technology in that county. In order to maintain its license rights under the License Agreement, the Company is required to meet certain diligence milestones within specified time periods, which the Company has the option to extend on two occasions upon payment of specified extension fees. The Company will employ the Pitt intellectual property in the development and commercialization of ICT-140, a multivalent, dendritic cell-based vaccine for the treatment of ovarian cancer.

Pursuant to the License Agreement, the Company agreed to pay an upfront nonrefundable and noncreditable licensing fee and nonrefundable and noncreditable maintenance fees due annually starting 12 months from the anniversary of the effective date of the License Agreement. In addition, the Company has agreed to make certain milestone payments upon completion of specified milestones and to pay customary royalties based on a specified percentage of net sales and sublicensing payments, as applicable. Royalties are subject to adjustment if the Company is required to pay royalties to a third party in connection with the development of the licensed intellectual property, and once net sales are achieved, the Company will be required to make certain minimum royalty payments. The Company will also be responsible for certain fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the patent rights of the technology subject to the license incurred prior to or after the effective date of the License Agreement.

ImmunoCellular Therapeutics, Ltd. issued a press release on March 22, 2012 regarding this Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1     Press release dated March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh, Ph.D.
Manish Singh, Ph.D. President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release dated March 22, 2012.

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